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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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     (as permitted by Rule 14a-6(e)(2))
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|_|  Soliciting Material Pursuant to ss.240.14a-12

                                ITEX CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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NEWS RELEASE                        FOR IMMEDIATE RELEASE
                                    ---------------------
                                    For further information, call:

                                    Arthur Crozier
                                    Peter Walsh
                                    Innisfree M&A Incorporated
                                    (212) 750.5833

                   INSTITUTIONAL SHAREHOLDER SERVICES SUPPORTS ITEX BOARD
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New York, New York - January 21, 2003 -- ITEX  Corporation  (OTC Bulletin Board:
ITEX)  announced  today  that  Institutional  Shareholder  Services  (ISS),  the nation's  leading  independent  proxy  advisory  firm and  provider of corporate governance services, has recommended that shareholders support the Board's slate of nominees at the upcoming Annual Meeting to be held on January 28, 2003.

In making its  recommendation,  ISS noted that "The current board and management have  achieved  results in the  turnaround  process and have a detailed  plan to continue it. ISS believes it is in the  shareholders'  best  interests that ITEX continues the restructuring  started by the current board and management,  given the plan's higher  likelihood of success  compared to the  dissidents'  proposed strategic review."

ISS also noted that "The CASE  nominees....  lacked a detailed and cohesive plan for ITEX. The recommendation  goes on to state "ISS does not see the benefits of taking the risk of  replacing  the board and  waiting for the new  directors  to develop a new  strategy,  particularly  given that the board has  corrected  its compensation package."

In its conclusion,  ISS stated "The current board has taken corrective steps. It did  cap  the  overall  compensation  level,  which  is in  line  with  industry practices,  and it has also capped the total number of shares granted to outside directors.  In addition,  the board eliminated the bylaw provisions allowing for board classification and those authorizing loans to directors and officers."

ISS  recommends  shareholders  vote on  Management's  WHITE  proxy  card For the
Board's four outside  Directors,  but withhold their votes from Spike Humer, the
CEO, and Daniela Calvitti,  the CFO, due to the absence of a separate nominating committee.

Commenting on the ISS decision,  Jeffrey  Elder,  Chairman of the Board of ITEX, stated "We are gratified  that ISS had the clarity of vision to support the ITEX
Board's  judgment.  We welcome  their  objectivity,  and would ask that all ITEX shareholders  carefully consider this independent  professional advice in making their final voting decision.

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